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                                                             EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-49245 of General Motors Corporation on Form S-8 of our report dated June 2, 1995 appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 1994.




s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Detroit, Michigan
June 28, 1995


































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